EXHIBIT 23(1)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 13, 1996 incorporated by reference in the Innovative Gaming Corporation of America Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
  June 7, 1996